--------------------------------------------------------------------------------
                                  NEWS RELEASE                        Exhibit 99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           Northern Trust Corporation
                             50 South LaSalle Street
                             Chicago, Illinois 60675
                    Contact: Bev Fleming, Investor Relations
                                (312) 444-7811 or
                      Katherine Sopranos, Public Relations
                                 (312) 444-4281     http://www.northerntrust.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS 2002 THIRD QUARTER EARNINGS OF $.43 PER
SHARE.

(Chicago, October 16, 2002) Northern Trust Corporation reported net income per common share of $.43 for the third quarter, compared to the $.55 per share earned a year ago. Net income totaled $96.4 million, compared to $126.6 million reported in the third quarter of last year. This performance resulted in a return on average common equity of 13.69%. The current quarter's results include the previously announced $15.0 million write-off ($.04 per common share) of an equity investment in myCFO, Inc. and $20.0 million provision for credit losses.

         William A. Osborn, Chairman and Chief Executive Officer, commented, "Although the investment write-off and the higher provision were major factors impacting our results this quarter, unfavorable business conditions and the significant and persistent declines in the equity markets also have continued to adversely influence our performance. Despite these business conditions and after net charge-offs, our nonperforming asset levels declined this quarter to $107.6 million at September 30, 2002 from $110.6 million at June 30, 2002. In this difficult environment, we continue to closely manage expenses, which were up just 2% compared to last year's third quarter and 1% for the first nine months."

         Mr. Osborn continued, "We continue to invest in our core strategies. During the quarter, we announced our agreement to expand our asset management capabilities by acquiring Deutsche Bank's global passive equity, enhanced equity and passive fixed income businesses, which will significantly increase our assets under management. When completed, the acquisition will position Northern Trust as the third largest U.S. institutional index manager."

                                     -more-

                      THIRD QUARTER PERFORMANCE HIGHLIGHTS

         Revenues of $532.6 million were 5% below the $559.5 million reported in last year's third quarter. Approximately half of this decline was the result of the write-off of myCFO, Inc. due to the pending sale of that company's assets. Trust fees were $298.0 million in the quarter, down 4% compared to $311.1 million in the third quarter of last year. Trust fees represented 56% of total third quarter revenues, and total fee-related income represented 70% of total revenues. Trust assets under administration and assets under management (as revised in the supplemental financial information) declined 8% to $1.44 trillion, and 7% to $293.2 billion, respectively.

         Trust fees from Personal Financial Services (PFS) in the quarter decreased 4% and totaled $147.5 million, compared to $153.9 million in the year-ago quarter. The decline in PFS trust fees primarily resulted from the continued decline in the equity markets, partially offset by new business. Personal trust assets under administration totaled $150.7 billion at September 30, 2002, compared to $149.8 billion at September 30, 2001 and $166.8 billion at December 31, 2001. Of the total assets under administration, $85.8 billion is managed by Northern Trust, compared to $89.8 billion one year ago. Net new recurring PFS trust business transitioned during the first nine months totaled approximately $29 million in annualized fees.

         Trust fees from Corporate & Institutional Services (C&IS) in the quarter decreased 4% to $150.5 million compared to $157.2 million in the year-ago quarter. The decline resulted from lower securities lending fees, which totaled $17.0 million compared to $29.3 million in last year's third quarter. In the prior year quarter, securities lending fees benefited from two decreases in the federal funds rate and higher volumes. Fees from asset management increased 2% and totaled $47.4 million, compared to $46.6 million in the year-ago quarter, driven primarily by growth in institutional money market funds. Custody fees increased 4% to $56.8 million. Northern Trust Retirement Consulting, L.L.C. recorded fees of $16.6 million, compared to $16.1 million in last year's third quarter.

                                     -more-

         C&IS trust assets under administration totaled $1.29 trillion at September 30, 2002, compared to $1.42 trillion at September 30, 2001 and $1.51 trillion at December 31, 2001. Of the C&IS trust assets under administration, $207.4 billion is managed by Northern Trust, down from $226.3 billion at September 30, 2001. Trust assets under administration include $448.5 billion of global custody assets, up 6% from a year ago. Net new recurring C&IS trust business transitioned during the first nine months totaled approximately $29 million in annualized fees.

         Foreign exchange trading profits were $26.3 million for the quarter, compared to $37.2 million in the third quarter of last year. The current quarter reflects lower client volumes and reduced market volatility in major currencies.

         Treasury management revenues, which include both fees and the computed value of compensating deposit balances, were $29.9 million, up 2% from last year's third quarter, due to new business and higher transaction volumes from existing clients. The fee portion of these revenues in the quarter was $23.9 million, up 11% from $21.5 million in the comparable quarter last year, partly as a result of more clients paying for services in fees rather than in compensating deposit balances. Revenues from security commissions and trading income were $11.6 million, up 43% from the prior year. Other operating income was $10.6 million for the third quarter, compared to $20.0 million in the same period last year. Current quarter other operating income was reduced by the $15.0 million write-off of the investment in myCFO, Inc., offset in part by the recognition of approximately $8.5 million in gains by Norlease, Inc. from the sales of leased equipment in the normal course of business at the end of scheduled lease terms.

         Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $162.1 million, compared to $161.6 million reported in the prior year quarter. Total average earning assets of $32.4 billion were 3% higher than a year ago, with the increase concentrated in the money market portfolio, partially offset by lower levels of securities and loans. The net interest margin decreased to 1.98% from 2.05% in the prior year quarter, but was virtually

                                     -more-
unchanged from 1.99% in the second quarter of 2002. Loans averaged $17.6 billion in the quarter, down 2% from the prior year.

         The provision for credit losses was $20.0 million in the quarter, compared to $5.0 million for the same quarter last year and $5.0 million in each of the first two quarters of 2002. The third quarter provision reflects the impact of management's ongoing credit evaluations and the results of the annual, industry-wide Shared National Credit regulatory reviews. Net charge-offs in the quarter totaled $11.9 million and included the complete charge-off, totaling $10.0 million, of Northern Trust's remaining unsecured Enron Corp. exposure. Nonperforming assets totaled $107.6 million at September 30, 2002, down from $110.6 million at June 30, 2002 and $115.8 million at September 30, 2001. Total reserves available for credit losses totaled $168.4 million and included $8.1 million allocated to loan commitments and other off-balance sheet exposures. The $160.3 million reserve assigned to loans at September 30, 2002 represented a reserve to loan ratio of .89%, compared to .80% a year ago. Nonaccrual loans of $106.5 million at quarter-end represented .59% of total loans and were covered
1.5 times by the reserve.

         Noninterest expenses totaled $357.2 million for the quarter, up 2% from $351.7 million in the year-ago quarter. Expenses continue to be closely monitored through various initiatives implemented by management to control certain expense categories, including controlling staff levels and limiting staff-related and other discretionary costs.

         Compensation and employee benefits represented 57% of total operating expenses and totaled $204.0 million, virtually unchanged from a year ago, as lower performance-based pay offset salary increases and higher benefit costs. Staff on a full-time equivalent basis at September 30, 2002 totaled 9,328, a decline of 125 positions since year-end. Between June 30, 2002 and September 30, 2002 staff declined 56 positions on a full-time equivalent basis.

         Other expense categories reflected increased costs associated with technology investments, office expansion, relocation of London Branch staff to Canary Wharf and lockbox servicing payments. These increases were partially offset by initiatives to manage costs that

                                     -more-
resulted in decreases in various expenses, including travel, hiring and other discretionary costs. The adoption of new accounting requirements in 2002 to eliminate goodwill amortization costs also reduced expenses by $2.2 million or $1.8 million after-tax.

                                  BALANCE SHEET

         Balance sheet assets averaged $36.5 billion for the quarter, up 4% from last year's third quarter average of $35.1 billion. Money market assets averaged $8.3 billion, up from $5.7 billion last year, while the securities portfolio averaged $6.5 billion, down from $7.7 billion last year. Loans and leases averaged $17.6 billion for the quarter, down 2% from the prior year.

         Residential mortgages increased $563 million, or 8%, to average $7.8 billion for the quarter, and represented 44% of the total loan portfolio. Commercial and industrial loans averaged $4.2 billion, down $646 million or 13% from a year ago, while the remainder of the loan portfolio had a net decline of $215 million on average.

         Common stockholders' equity averaged a record $2.8 billion, up 9% from last year's third quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 1.1 million shares at a cost of $43.4 million. An additional
1.9 million shares are authorized to be purchased after September 30, 2002 under the previously announced share buyback program.

                        NINE-MONTH PERFORMANCE HIGHLIGHTS

         Net income per common share of $1.54 was 7% lower than the $1.66 reported in the same period of 2001. Net income was $350.8 million, compared to $385.1 million earned last year, and resulted in a return on average common equity of 17.16%.

         Total revenues decreased 2% from 2001 levels. Trust fees totaled $940.1 million, down 1% from $947.8 million last year. Foreign exchange trading profits totaled $87.5 million, down

                                     -more-

22% from the $112.6 million in the prior year. Treasury management revenues from both fees and the computed value of compensating deposit balances increased 2% to $89.9 million. Net interest income, stated on a fully taxable equivalent basis, totaled $486.2 million, compared to $484.3 million reported last year.

         The $30.0 million provision for credit losses was $8.5 million higher than the $21.5 million provision in 2001. Net charge-offs totaled $23.2 million and represented .18% of average loans, compared to $26.3 million or .20% of average loans in 2001. Noninterest expenses were up 1% and totaled $1.07 billion, compared to $1.06 billion a year ago.

                           FORWARD-LOOKING STATEMENTS

         This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, dividend policy, expansion and business development plans, business prospects and positioning with respect to market and pricing trends, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, and the effect of any extraordinary events and various other matters (including changes in accounting standards and interpretations) on Northern Trust's business and results. Actual results could differ materially from those indicated by these statements. Northern Trust Corporation's 2001 Annual Report to Shareholders, including the section of Management's Discussion and Analysis captioned "Factors Affecting Future Results," and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, Northern Trust's success in executing various parts of its business plans, operating and technology risks, including material systems interruptions or errors, and risks associated with changes in the regulatory framework resulting from enactment of the Gramm-Leach-Bliley Act of 1999 and other regulatory changes and factors, and uncertainties inherent in the litigation process. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

                                     -more-

                WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

         Northern Trust's third quarter earnings conference call will be webcast live on Wednesday, October 16, 2002. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer's comments. The live call will be conducted at 11 a.m. CDT and is accessible on Northern Trust's web site at:

         http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcasts of the live call will be available on Northern Trust's web site beginning at approximately 1:00 p.m. CDT on October 16, 2002 until 6:00 p.m. on October 23, 2002. Participants will need Windows Media(tm) software, which can be downloaded free through Northern's web site. This earnings release can also be accessed at the above web address.

                                      / / /

                           NORTHERN TRUST CORPORATION                     Page 1
                (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS
-------------------------------
($ In Millions Except Per Share Data)                  THIRD QUARTER
--------------------------------------      ------------------------------------
                                             2002 (*)      2001    % Change (**)
                                            ------------------------------------
                                            ----------
Noninterest Income
     Trust Fees                              $  298.0    $  311.1          (4)%
     Foreign Exchange Trading Profits            26.3        37.2         (29)
     Treasury Management Fees                    23.9        21.5          11
     Security Commissions & Trading Income       11.6         8.1          43
     Other Operating Income                      10.6        20.0         (47)
     Investment Security Transactions              .1           -         N/M
                                             --------    --------    --------
Total Noninterest Income                        370.5       397.9          (7)

Interest Income (Taxable Equivalent)            320.3       408.7         (22)
Interest Expense                                158.2       247.1         (36)
                                             --------    --------    --------
Net Interest Income (Taxable Equivalent)        162.1       161.6         N/M

Total Revenue (Taxable Equivalent)              532.6       559.5          (5)

Noninterest Expenses
     Compensation                               169.9       174.1          (2)
     Employee Benefits                           34.1        30.1          13
     Occupancy Expense                           28.3        25.8           9
     Equipment Expense                           22.6        20.8           9
     Other Operating Expenses                   102.3       100.9           1
                                             --------    --------    --------
Total Noninterest Expenses                      357.2       351.7           2

Provision for Credit Losses                      20.0         5.0         300
Taxable Equivalent Adjustment                    12.2        12.6          (3)
                                             --------    --------    --------
Income before Income Taxes                      143.2       190.2         (25)
Provision for Income Taxes                       46.8        63.6         (26)
                                             --------    --------    --------

NET INCOME                                   $   96.4    $  126.6         (24)%
                                             ========    ========    ========

Net Income Per Common Share
     Basic                                      $0.44       $0.57         (23)%
     Diluted                                     0.43        0.55         (22)

Return on Average Common Equity                 13.69%      19.63%
Average Common Equity                        $2,778.3    $2,540.7           9%
Return on Average Assets                         1.05%       1.43%

Common Dividend Declared per Share           $   0.17    $  0.155          10%
Preferred Dividends (millions)                    0.6         0.9         (36)

Average Common Shares Outstanding (000s)
     Basic                                    220,432     221,454
     Diluted                                  225,098     228,779
Common Shares Outstanding (EOP)               220,923     222,115
                                            ----------

 (*) Beginning in third quarter of 2002, Northern Trust adopted EITF 01-14, which requires that client-reimbursed out-of-pocket expenses be recorded as gross revenue and expense. These reimbursements were previously reported as a reduction of expense. This change, which has no impact on net income, increased certain revenues with an offsetting increase in operating expenses, and totaled $7.4 million for the third quarter and $22.7 million for the nine month period. Prior period amounts have been reclassified.

(**) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

                           NORTHERN TRUST CORPORATION                     Page 2
                (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS
-------------------------------
($ In Millions Except Per Share Data)                   NINE MONTHS
--------------------------------------      -----------------------------------
                                             2002 (*)      2001    % Change (**)
                                            -----------------------------------
                                            ---------
Noninterest Income
     Trust Fees                             $   940.1    $  947.8           (1)%
     Foreign Exchange Trading Profits            87.5       112.6          (22)
     Treasury Management Fees                    71.9        63.5           13
     Security Commissions & Trading Income       31.2        26.2           19
     Other Operating Income                      47.0        67.7          (31)
     Investment Security Transactions              .2           -          N/M
                                            ---------    --------     --------
Total Noninterest Income                      1,177.9     1,217.8           (3)

Interest Income (Taxable Equivalent)            970.0     1,380.0          (30)
Interest Expense                                483.8       895.7          (46)
                                            ---------    --------     --------
Net Interest Income (Taxable Equivalent)        486.2       484.3          N/M

Total Revenue (Taxable Equivalent)            1,664.1     1,702.1           (2)

Noninterest Expenses
     Compensation                               499.9       520.1           (4)
     Employee Benefits                          103.4        95.4            8
     Occupancy Expense                           80.3        75.8            6
     Equipment Expense                           68.0        63.6            7
     Other Operating Expenses                   319.6       306.3            4
                                            ---------    --------     --------
Total Noninterest Expenses                    1,071.2     1,061.2            1

Provision for Credit Losses                      30.0        21.5           40
Taxable Equivalent Adjustment                    35.8        40.8          (12)
                                            ---------    --------     --------
Income before Income Taxes                      527.1       578.6           (9)
Provision for Income Taxes                      176.3       193.5           (9)
                                            ---------    --------     --------

NET INCOME                                  $   350.8    $  385.1           (9)%
                                            =========    ========     ========

Net Income Per Common Share
     Basic                                      $1.58    $   1.72           (8)%
     Diluted                                     1.54        1.66           (7)

Return on Average Common Equity                 17.16 %     20.72 %
Average Common Equity                       $ 2,720.1    $2,462.8           10 %
Return on Average Assets                         1.26 %      1.44 %

Common Dividends Declared per Share             $0.51      $0.465           10 %
Preferred Dividends (millions)                    1.7         3.4          (51)

Average Common Shares Outstanding (000s)
     Basic                                    220,715     221,574
     Diluted                                  226,383     229,357
Common Shares Outstanding (EOP)               220,923     222,115
                                            ---------

                        NORTHERN TRUST CORPORATION                        Page 3
                (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)
-----------------------------

                                                                    SEPTEMBER 30
                                                      -------------------------------------
                                                          2002          2001   % Change (**)
                                                      -------------------------------------
Assets
------                                                ----------
   Money Market Assets                                $  8,875.0     $ 6,140.5          45%
   Securities

       U.S. Government                                     155.8         160.4          (3)
       Federal Agency and Other                          7,262.2       5,321.6          36
       Municipal                                           709.6         521.1          36
       Trading Account                                      11.2          13.7         (19)
                                                      ----------     ---------   ---------
   Total Securities                                      8,138.8       6,016.8          35
   Loans and Leases                                     17,924.6      18,755.4          (4)
                                                      ----------     ---------   ---------
   Total Earning Assets                                 34,938.4      30,912.7          13
   Reserve for Credit Losses Assigned to Loans            (160.3)       (150.9)          6
   Cash and Due from Banks                               1,951.9       1,685.6          16
   Trust Security Settlement Receivables                   762.5         709.9           7
   Buildings and Equipment                                 506.8         484.6           5
   Other Nonearning Assets                               1,671.2       1,489.7          12
                                                      ----------     ---------   ---------
  Total Assets                                        $ 39,670.5     $35,131.6          13%
                                                      ==========     =========   =========

Liabilities and Stockholders' Equity
------------------------------------
   Interest-Bearing Deposits
       Savings                                        $  8,637.9     $ 8,308.7           4%
       Other Time                                          348.7         756.3         (54)
       Foreign Office Time                               9,492.1       8,434.8          13
                                                      ----------     ---------   ---------
   Total Interest-Bearing Deposits                      18,478.7      17,499.8           6
   Borrowed Funds                                        9,349.2       6,753.6          38
   Senior Notes and Long-Term Debt                       1,483.8       1,484.7         N/M
                                                      ----------     ---------   ---------
   Total Interest-Related Funds                         29,311.7      25,738.1          14
   Demand & Other Noninterest-Bearing Deposits           5,894.4       5,288.7          11
   Other Liabilities                                     1,519.3       1,379.0          10
                                                      ----------     ---------   ---------
   Total Liabilities                                    36,725.4      32,405.8          13
   Common Equity                                         2,825.1       2,605.8           8
   Preferred Equity                                        120.0         120.0           -
                                                      ----------     ---------   ---------
  Total Liabilities and Stockholders' Equity          $ 39,670.5     $35,131.6          13%
                                                      ----------     =========   =========

                        NORTHERN TRUST CORPORATION                        Page 4
                (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
-------------------------------------
                                                                       THIRD QUARTER
                                                     ----------------------------------------------
                                                         2002             2001        % Change (**)
                                                     ----------------------------------------------
Assets
------                                               ------------
   Money Market Assets                                  $ 8,272.6        $ 5,726.3             44 %
   Securities
       U.S. Government                                      158.1            169.3             (7)
       Federal Agency and Other                           5,733.6          7,053.5            (19)
       Municipal                                            659.3            502.9             31
       Trading Account                                        7.6             10.9            (30)
                                                     ------------      -----------       --------
   Total Securities                                       6,558.6          7,736.6            (15)
   Loans and Leases                                      17,589.3         17,887.6             (2)
                                                     ------------      -----------       --------
   Total Earning Assets                                  32,420.5         31,350.5              3
   Reserve for Credit Losses Assigned to Loans             (156.8)          (151.7)             3
   Nonearning Assets                                      4,227.7          3,868.4              9
                                                     ------------      -----------       --------
   Total Assets                                         $36,491.4        $35,067.2              4 %
                                                     ============      ===========       ========

Liabilities and Stockholders' Equity
------------------------------------
   Interest-Bearing Deposits
       Savings                                          $ 8,139.0        $ 7,840.0              4 %
       Other Time                                           361.4          1,066.3            (66)
       Foreign Office Time                                9,521.3          8,942.7              6
                                                     ------------      -----------       --------
   Total Interest-Bearing Deposits                       18,021.7         17,849.0              1
   Borrowed Funds                                         7,578.3          6,850.2             11
   Senior Notes and Long-Term Debt                        1,483.9          1,527.1             (3)
                                                     ------------      -----------       --------
   Total Interest-Related Funds                          27,083.9         26,226.3              3
   Demand & Other Noninterest-Bearing Deposits            4,969.6          4,954.3            N/M
   Other Liabilities                                      1,539.6          1,225.9             26
                                                     ------------      -----------       --------
   Total Liabilities                                     33,593.1         32,406.5              4
   Common Equity                                          2,778.3          2,540.7              9
   Preferred Equity                                         120.0            120.0              -
                                                     ------------      -----------       --------
   Total Liabilities and Stockholders' Equity           $36,491.4        $35,067.2              4 %
                                                     ------------      ===========       ========

                           NORTHERN TRUST CORPORATION                     Page 5
                (Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA                                             2002                            2001
---------------------
($ In Millions Except Per Share Data)                          Quarters                        Quarters
-------------------------------------             ----------------------------------     --------------------
                                                   Third        Second        First       Fourth      Third
                                                  ----------------------------------     --------------------
 Net Income Summary
--------------------
                                                  --------
   Trust Fees                                     $  298.0     $  319.1     $  323.0     $  311.3    $  311.1
   Other Noninterest Income                           72.5         89.1         76.2         83.4        86.8
   Net Interest Income (Taxable Equivalent)          162.1        163.2        160.9        163.6       161.6
                                                  --------     --------     --------     --------    --------
     Total Revenue (Taxable Equivalent)              532.6        571.4        560.1        558.3       559.5
   Provision for Credit Losses                        20.0          5.0          5.0         45.0         5.0
   Noninterest Expenses                              357.2        363.7        350.3        348.2       351.7
                                                  --------     --------     --------     --------    --------
     Pretax Income (Taxable Equivalent)              155.4        202.7        204.8        165.1       202.8
   Taxable Equivalent Adjustment                      12.2         11.9         11.7         11.8        12.6
   Provision for Income Taxes                         46.8         64.0         65.5         50.9        63.6
                                                  --------     --------     --------     --------    --------
     Net Income                                   $   96.4     $  126.8     $  127.6     $  102.4    $  126.6
                                                  ========     ========     ========     ========    ========
Per Common Share
----------------
   Net Income - Basic                             $   0.44     $   0.57     $   0.58     $   0.46    $   0.57
              - Diluted                               0.43         0.56         0.56         0.45        0.55
   Dividend Declared                                  0.17         0.17         0.17         0.17       0.155
   Book Value (EOP)                                  12.79        12.60        12.23        11.97       11.73
   Market Value (EOP)                                37.72        44.06        60.11        60.22       52.48

Ratios
------
   Return on Average Common Equity                   13.69 %      18.57 %      19.42 %      15.45 %     19.63 %
   Return on Average Assets                           1.05         1.37         1.37         1.14        1.43
   Net Interest Margin                                1.98         1.99         1.92         2.04        2.05
   Productivity Ratio                                  149 %        157 %        160 %        160 %       159 %
   Risk-based Capital Ratios
       Tier 1                                        10.87 %      10.78 %      10.97 %      10.88 %     10.58 %
       Total (Tier 1 + Tier 2)                       13.87        13.87        14.28        14.25       13.92
       Leverage                                       8.17         7.95         7.63         7.93        7.88

Trust Assets ($ in Billions)-EOP
----------------------------------
   Corporate (*)                                  $1,286.3     $1,487.9     $1,529.8     $1,507.6    $1,420.1
   Personal                                          150.7        163.4        173.4        166.8       149.8
                                                  --------     --------     --------     --------    --------
     Total Trust Assets (*)                       $1,437.0     $1,651.3     $1,703.2     $1,674.4    $1,569.9
                                                  ========     ========     ========     ========    ========
   Memo: Managed Assets (*)                       $  293.2     $  316.6     $  325.2     $  319.9    $  316.1

Asset Quality ($ in Millions)-EOP
---------------------------------
   Nonaccrual Loans                               $  106.5     $  109.7     $  117.9     $  108.7    $  114.2
   Other Real Estate Owned (OREO)                      1.1          0.9          0.8          0.8         1.6
                                                  --------     --------     --------     --------    --------
     Total Nonperforming Assets                   $  107.6     $  110.6     $  118.7     $  109.5    $  115.8
                                                  ========     ========     ========     ========    ========
     Nonperforming Assets / Loans & OREO              0.60 %       0.61 %       0.67 %       0.61 %      0.62 %

   Gross Charge-offs                              $   13.5     $    5.4     $    6.5     $   41.7    $    6.7
   Gross Recoveries                                    1.6          0.4          0.2          0.2         0.1
                                                  --------     --------     --------     --------    --------
     Net Charge-offs                              $   11.9     $    5.0     $    6.3     $   41.5    $    6.6
                                                  ========     ========     ========     ========    ========
   Net Charge-offs (Annualized) to Average Loans      0.27 %       0.11 %       0.14 %       0.93 %      0.15 %
   Reserve for Credit Losses Assigned to Loans    $  160.3     $  153.3     $  153.3     $  154.3    $  150.9
   Reserve to Nonaccrual and Restructured Loans        151 %        140 %        130 %        142 %       132 %
   Reserve for Other Credit-Related Exposures     $    8.1     $    7.0     $    7.0     $    7.3    $    7.2
                                                  --------

(*) Previously reported total trust assets and managed assets in C&IS at June 30, 2002 ($10.8 reduction) and prior quarters have been adjusted to eliminate a duplicate calculation in compiling a specific component of these amounts. This adjustment had no impact on revenues or net income.